Exhibit 10.12

CORPORATE SERVICES AGREEMENT

AGREEMENT, made as of this 7th day of April 2006, between Pukka USA, Inc. a Utah corporation with its offices at 892 North 340 East, American Fork, Utah, 84003 (hereinafter known as the “Company”) and Legend Merchant Group, Inc. with its offices at 30 Broad Street, 38th Floor, NYC, NY, 10004 hereinafter Known as the "Consultant".

          WHEREAS, the Consultant is in the business of providing management consulting , corporate advisory and capital advisory services.

          WHEREAS, the Consultant has already rendered valuable services over the course of the last one hundred twenty (120) days and will continue for a period of two (2) years from this date herein.

          WHEREAS, the Company desires to retain the Consultant to perform consulting services in connection with the Company's business affairs on a non-exclusive basis, and the Consultant is willing to undertake to provide such services on that basis and as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.     TERM OF AGREEMENT. The term of the agreement shall be two (2) years from the date signed herein.

2.     NATURE OF SERVICES. The Consultant will use his best efforts and render advice and assistance to the Company on business-related matters (all of which services are hereinafter collectively referred to as the “Corporate Services Agreement” and in connection therewith, the Consultant shall at the Board of Director’s request:

          a.     Attend meetings of the Company's Board of Directors, Executive Committee, and Financial Committee(s) when so requested by the Company.

          b.     Attend meetings and at the request of the Company to review, analyze and report on proposed business opportunities. These meetings are to include operations and production meetings when the Company deems necessary.

          c.     Consult with the Company concerning on-going strategic corporate planning and long-term investment policies, including any revisions of the Company's business plan, any revisions of the Company’s corporate governance guidelines or accounting policies, and any changes to its short term or long term goals.

          d.     Consult with and advise the Company with regard to any and all potential mergers, acquisitions and/or reverse merger opportunities that the Consultant and  Company mutually agree would advance the prospects of the Company and benefit its shareholders.

          e.     The Consultant has no authority to bind the Company and his sole duties are to report recommendations to the Company's Board of Directors.

Anything to the contrary herein notwithstanding, it is recognized and agreed that the Consultant's services will not include any service that constitutes the rendering of legal opinions, performance of work that is in the ordinary purview of a certified public accountant, or any work that is in the ordinary purview of a registered securities broker/dealer.

3.     COMPENSATION. As full payment for its services set forth above the Company shall issue to the Consultant 1,650,000 shares of its only class of common stock in lieu of any and all cash compensation as it relates to Section 2 above.

          a.     The Company agrees to grant the Consultant “piggyback registration rights” and agrees to register all of the Consultants common stock with any registration statement(s) it may file including but not limited to SB-1, SB-2, S-1 or S-3.

4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Consultant each such representation and warranty being deemed to be material, that:

          a.     The Company will cooperate fully and timely with the Consultant to enable the Consultant to perform his activities and obligations under the Agreement.

          b.     The execution and performance of this Agreement by the Company has been authorized by the Board of Directors of the Company in accordance with applicable law.

          c.     The entry into and the performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provision of the organizational documents of the Company or any contractual obligation to which the Company may be bound.

          d.     Since the Consultant will rely upon information being supplied him by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects.

          e.     The Shares, when issued, will be duly and validly issued, fully paid and non-assessable with no personal liability to the ownership thereof.

          f.     The Company will act diligently and promptly in reviewing materials submitted to it by the Consultant to enhance the timely distribution of such materials and will inform the Consultant of any material inaccuracies contained therein prior to dissemination.

5.     REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of his execution hereof, and in order to induce the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company as follows:

          a.     The Consultant has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company as provided for and described herein, and to otherwise perform this Agreement in the time and manner contemplated.

          b.     The Consultant has the requisite skill and experience to perform the services contemplated by this Agreement, to create and implement the services listed in Section 2, and to carry out and fulfill his duties and obligations hereunder.

          c.     The Consultant is not an officer, director, shareholder, control person, principal or affiliate of any underwriter, broker or finders which is doing or has done business with or on behalf of the Company.

          d.     The Consultant hereby acknowledges, agrees and accepts that pending delivery of the Common Shares and thereafter during and throughout the entire term of this Agreement, the Consultant shall be exclusively responsible for the payment of any expenses relating to the services to be performed, at its sole expense unless otherwise approved by the Company.

          e.     The Consultant will make no representation that he has the authority to bind the Company in any matter whatsoever.

6.     LIABILITY OF THE CONSULTANT

management advice and other services as herein provided, neither the Consultant, nor any employee or agent thereof, shall be liable to the Company or its creditors for error of judgment or for anything except malfeasance, bad faith or gross negligence in the performance of his duties, or reckless disregard of his obligations and duties under this Agreement.

It is further understood and agreed that Consultant may rely upon information furnished to him by the Company reasonably believed to be accurate and reliable and that, except as herein provided, the Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of the Consultant, his employees or agents.

The parties further acknowledge that the Consultant undertakes no responsibility for the accuracy of any statement made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

7.     STATUS OF CONSULTANT. The Consultant is an independent contractor and has no authority to bind the Company without the approval from the Board of Directors. The Consultant shall not have, nor be deemed to have, any fiduciary obligation or duties to the Company.

8.     OTHER ACTIVITIES OF CONSULTANT. The Company recognizes that the Consultant now renders, and may continue to render, consulting and advisory services to other companies which may or may not have policies and conduct activities similar to those of the Company. The Consultant shall be free to pursue, conduct and carry on for the Consultant's own account (or for the account of others) such activities, employment, ventures, businesses and other pursuits as the Consultant in his sole, absolute and unfettered discretion, may elect, provided the Consultant and any such activities by him or on his behalf do not violate Paragraph 10 of this Agreement, or any other provision hereof.

9.     DISCLAIMER BY CONSULTANT. The Consultant will prepare certain materials for the Company. Consultant makes no representation that his services will result in any enhancement of the Company.

10.     CONFIDENTIALITY. Until such time as it may be publicly disclosed, the Consultant agrees that any information, materials or documents provided by the Company will not be revealed or disclosed to the public or any third person, except in the performance of this Agreement and with the Company's consent. Upon completion of the term of this Agreement and at the written request of the Company, the Consultant will return any original documentation provided by the Company to the Consultant. The Consultant will require similar confidentiality agreements from his employees and/or agents where he reasonably believes they will come in contact with confidential material.

11.     MISCELLANEOUS.

          a.     The Company shall make all final decisions with respect to consultation, advice and services rendered by the Consultant.

          b.     This Agreement contains the entire agreement of the parties hereto and there are no agreements, representations or warranties other than those contained herein. Neither party may modify this Agreement unless in writing and signed by both parties.

          c.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          d.     Any controversy or claim under, arising out of, or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association to be conducted in New York.

          e.     This Agreement shall supersede and replace all previous agreements between the parties, both written and oral.

12.     NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of any party hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

/s/ Leonard A. DuCharme                                        /s/ John Shaw
Mr. Leonard DuCharme                                          Mr. John Shaw
CEO/ Pukka USA, Inc                                            CEO/Legend Merchant Group, Inc

July 6, 2006

Sunrise U.S.A. Incorporated
3203 E. Ovid Ave.
Des Moines, IA 50317
Attention:  Chief Executive Officer

Pukka USA, Inc.
892 North 340 East
American Fork, Utah 84003
Attention:  Chief Executive Officer

Ladies and Gentlemen:

Reference is hereby made to that certain Share Exchange Agreement, dated June 7, 2006, by and among Pukka USA, Inc., a Utah corporation (“Pukka”), Sunrise U.S.A. Incorporated, a Nevada corporation (“Sunrise”), Paul Ressler and Leonard DuCharme, and the other individual shareholders of Pukka listed on signatories thereto (the “Share Exchange Agreement”).

In connection with the Share Exchange Agreement, the undersigned hereby surrenders all of its rights to receive shares of Pukka common stock, par value $.001 per share and consents to the receive shares of Sunrise common stock, par value $.0001 per share in lieu thereof.

Sincerely,

Legend Merchant Group, Inc.

By: /s/ John Shaw
John Shaw, President